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                                  EXHIBIT 99.1

NEWS BULLETIN                                 HARDINGE INC.
     FROM:                                     RE:    ONE HARDINGE DRIVE
                                                      ELMIRA, NY  14902
                                                      (NASDAQ: HDNG)

THE FINANCIAL RELATIONS BOARD
-----------------------------
      BSMG WORLDWIDE
--------------------------------------------------------------------------------

AT THE COMPANY:              AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
Richard L. Simons            Kerry Thalheim              John McNamara
EXEC VP & CFO                General Inquiries           Analyst Inquiries
-------------
(607) 734-2281               (212) 445-8437              (212) 445-8435


FOR IMMEDIATE RELEASE
---------------------
August 16, 2001

        HARDINGE ANNOUNCES FURTHER REDUCTION IN NORTH AMERICAN WORKFORCE

ELMIRA, N.Y., AUGUST 16, 2001--Hardinge Inc. (NASDAQ: HDNG), a leading producer of advanced material-cutting solutions, today announced an additional reduction of approximately 10% in its North American workforce. This action is in response to the negative impact weak economic conditions has had on domestic demand for machine tools.

As part of these actions to reduce costs, Hardinge also announced that hourly factory and office workers will go on short time, with one day off every two weeks. In addition, salaries will be reduced by 5% for salaried employees and 10% for executives.

J. Patrick Ervin, President & Chief Executive Officer, commented, "These decisions are never easy, especially given their impact on our employees and their families. However, it is crucial that we prudently guide Hardinge through this difficult time, remaining focused on the Company's long-term success. As the Association of Manufacturing Technology Industry has recently reported, consumption of machine tools in the U.S. is down by almost 30% through June of this year from the already very depressed level of the first half of 2000. And more recent order trends in the summer months have shown no signs of improvement. Clearly, the continuing low levels of North American manufacturing activity has depressed the outlook for our job shop customers as well as causing delays of many worthwhile machinery investments by our other domestic customers. Furthermore, the strong dollar versus European currencies inhibits our ability to take full advantage of what has been a robust European market."
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Mr. Ervin, continued, "We recognize, as we have in the past, the importance of responding quickly and appropriately to downward changes in the market to insure the dependability of our financial performance. These actions, along with normal attrition and previous workforce reductions, will get our production in line with industry demand. In addition, we will continue to evaluate steps necessary to reduce non-employee costs and improve profitability and cash flow, in particular focusing on improving management of working capital. And we will do so in such a way that we will be fully prepared to respond to our customers' needs when the cyclical turnaround begins.

In summary, today's actions reflect our long-time commitment to managing our profitability, even in bad economic times, by controlling costs while continuing to maintain our leadership position in this industry. Accordingly, we will continue to provide the quality of customer service and support we are known for while also maintaining our substantial investments in new products. On a consolidated basis, it is important to note that our two European grinding machine companies continue to do well and that we continue to benefit from our two decades of experience in the China market," Mr. Ervin concluded.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines, electrical discharge machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG." For more information, please visit the Company's website at WWW.HARDINGE.COM.

THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.

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